Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

November 2, 2010

Sonus Networks, Inc.

7 Technology Park Drive

Westford, Massachusetts 01886

Ladies and Gentlemen,

We have acted as counsel to Sonus Networks, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of an additional 20,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company that may be issued under the Sonus Network, Inc. 2007 Stock Incentive Plan, as amended (the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended; (ii) the Amended and Restated By-Laws of the Company; (iii) the Registration Statement; (iv) the Plan; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 20,000,000 shares of Common Stock being registered pursuant to the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

Weil, Gotshal & Manges LLP